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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Part B of Amendment No. 1 to Registration Statement No. 811-10179 on Form N-1A of our reports dated August 16, 2001, appearing in the June 30, 2001 Annual Reports of Merrill Lynch Basic Value Fund, Inc. and Mercury Basic Value Fund, Inc.


/s/ Deloitte & Touche LLP

New York, New York
October 11, 2001